Exhibit 99.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

AMONG

AT&T INC.

AND

THE CONSENTING HOLDERS LISTED ON SCHEDULE I HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION, as

HOLDER REPRESENTATIVE

Dated as of August 1, 2012

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	2

Section 1.2	Incorporation by Reference	3

Section 1.3	Effectiveness	3

ARTICLE II
PURCHASE AND SALE OF THE NOTES

Section 2.1	Purchase	3

Section 2.2	Closing	3

Section 2.3	Purchase Price	3

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties of the Consenting Holders	4

Section 3.2	Representations and Warranties of the Holder Representative	5

Section 3.3	Representations and Warranties of Purchaser	6

ARTICLE IV
COVENANTS

Section 4.1	Covenants of the Consenting Holders	7

Section 4.2	Other Transaction Agreements	9

Section 4.3	Working Capital Line	9

ARTICLE V
TRANSFER OF NOTES OR INTERESTS IN NOTES

Section 5.1	Transfer of Notes or Interests in Notes	10

Exhibits
A – Merger Agreement
B – Form of Joinder Agreement

Schedules
I – Consenting Holder Amounts
II – Certain Affiliates

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 1, 2012, by and among (i) the undersigned holders of the Company’s 15% Senior Secured Notes, due December 31, 2012 (such notes, the “Notes”, and such holders, the “Consenting Holders”), (ii) AT&T Inc., a Delaware corporation (the “Purchaser”), and (iii) Wilmington Trust, National Association, as representative of the Consenting Holders (the “Holder Representative”). Each of the Consenting Holders, the Purchaser and the Holder Representative shall be referred to as a “Party” and collectively as the “Parties”. Terms capitalized but not defined herein shall have the meaning assigned thereto in the Merger Agreement (as defined below); provided, however, that no amendment or modification to any such term shall amend or modify its meaning for purposes hereof without the prior written consent of the Holder Representative.

RECITALS

WHEREAS, the respective boards of directors of each of Rodeo Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of the Purchaser (“Merger Sub”), and NextWave Wireless Inc., a Delaware corporation (the “Company”), have approved and declared advisable, and the Purchaser’s board of directors has approved, the Merger Agreement and the transactions and agreement contemplated thereby, including this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in Merger Agreement by and among the Purchaser, Merger Sub and the Company, dated the date hereof and attached hereto as Exhibit A (as amended, supplemented, restated and amended and restated from time to time in accordance with the terms hereof, the “Merger Agreement”).

WHEREAS, the Purchaser and the Consenting Holders have entered into this Agreement, pursuant to which Purchaser will acquire, in accordance with the terms hereof, all of the Notes from the Consenting Holders.

WHEREAS, the Purchaser and all of the holders of the Company’s 15% Senior-Subordinated Secured Second Lien Notes, due January 31, 2013 (such notes, the “Second Lien Notes”, and such holders, each a “Second Lien Holder”) have entered into a note purchase agreement, dated as of the date hereof (“Second Lien Holders NPA”) pursuant to which Purchaser will acquire in accordance with the terms thereof all of the Second Lien Notes.

WHEREAS, the Purchaser and all of the holders of the Company’s 16% Third Lien Subordinated Secured Convertible Notes, due February 28, 2013, and (an entity to be formed and described in Schedule II to the Third Lien Notes Note Purchase Agreement and referred to as “SpinCo”) SpinCo’s 16% Third Lien Subordinated Secured Convertible Notes, due February 28, 2013 (all such notes, the “Third Lien Notes”, and all such holders, each a “Third Lien Holder”) have entered into a note purchase agreement, dated as of the date hereof (“Third Lien Holders NPA”) pursuant to which Purchaser will acquire in accordance with the terms thereof all of the Third Lien Notes.

WHEREAS, the Notes, the Second Lien Notes and the Third Lien Notes are collectively referred to herein as “First/Second/Third Notes,” the Consenting Holders, the Second Lien Holders and the Third Lien Holders are collectively referred to herein as “First/Second/Third Holders” and this Agreement, the Second Lien Holders NPA and the Third Lien Holders NPA are collectively referred to herein as “First/Second/Third NPAs.”

WHEREAS, the Purchaser intends to enter certain voting agreements with holders of the Company’s common equity securities after the effectiveness of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, each Party agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Entity” shall mean any U.S. or foreign governmental or regulatory agency, commission, court, body, entity or authority.

“Law” shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Liability” shall mean any loss, liability, indebtedness, obligation, deficiency, Tax, penalty, fine, demand, judgment, damage, cost or expense of any kind or nature whatsoever, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether fixed or unliquidated, and whether due or about to become due.

“Original First Lien Purchase Agreement” shall mean that certain Purchase Agreement dated as of July 17, 2006 (as amended by that certain First Amendment to Purchase Agreement dated as of March 12, 2008, that certain Second Amendment to Purchase Agreement dated as of September 26, 2008, that certain Amendment and Limited Waiver to the Note Agreements dated as of April 1, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of March 16, 2010, and that certain Amendment and Limited Waiver to the Note Agreements dated as of December 14, 2011), among NextWave Wireless LLC, a Delaware limited liability company, certain guarantors named therein, certain purchasers named therein, and The Bank of New York Mellon (formerly known as The Bank of New York), as collateral agent (as the same may be further amended, restated, amended and restated, supplemented, or otherwise modified from time to time).

“person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including without limitation, a Governmental Entity.

“Purchase Price” shall mean the aggregate amount owing (including all principal and interest, however accrued, whether as payment in kind interest or otherwise, through the date of repurchase) to the Consenting Holders with respect to the Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean, with respect to any party, any corporation, partnership, limited liability company, association, trust or other form of legal entity of which (i) fifty percent (50%) or more of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner, member manager or managing member (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

Section 1.2 Incorporation by Reference. All terms that are capitalized but not defined herein shall have the meaning assigned to such terms in the Merger Agreement; provided, however, that no amendment or modification to any such term shall amend or modify its meaning for purposes hereof without the prior written consent of the Holder Representative.

Section 1.3 Effectiveness. This Agreement shall be effective upon the execution and delivery of this Agreement, the Merger Agreement, the Second Lien Holders NPA and the Third Lien Holders NPA.

ARTICLE II

PURCHASE AND SALE OF THE NOTES

Section 2.1 Purchase. Upon the terms set forth in this Agreement, the Purchaser shall purchase, and each Consenting Holder shall sell, all of the Notes (together with all rights to accrued and unpaid interest) held, directly or indirectly, by such Consenting Holder (the “Purchase and Sale”)

Section 2.2 Closing. Unless this Agreement is earlier terminated, the closing of the purchase and sale of the Notes pursuant to Section 2.1 (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 on the day of and immediately prior to the Effective Time.

Section 2.3 Purchase Price. The aggregate purchase price for the Notes payable at the Closing by the Purchaser to the Consenting Holders shall be an amount in cash equal to the Purchase Price, which shall be paid to the Consenting Holders pro rata in proportion to the amount of Notes owned by each Consenting Holder by wire transfer in immediately available funds to an account designated by each Consenting Holder on a written notice delivered to the Purchaser by the Holder Representative at least two (2) business days prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Consenting Holders. Each Consenting Holder, solely with respect to itself, represents and warrants to the Purchaser and to the Holder Representative as of the date hereof (or, for any Consenting Holder that executes a joinder agreement in accordance with Section 5.1, the date of such agreement) and the Closing that:

(a) Organization and Corporate Authority. Such Consenting Holder has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization. Such Consenting Holder has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Consenting Holder and the consummation of the transactions contemplated hereby have been duly authorized by such Consenting Holder’s board of directors or similar governing body, as applicable, and no other corporate or other proceedings on the part of such Consenting Holder are necessary to authorize the consummation of the transactions contemplated hereby.

(b) No Conflict. Neither the execution, delivery and performance by such Consenting Holder of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Consenting Holder with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens upon any of the properties or assets of such Consenting Holder under any of the terms, conditions or provisions of (1) its organizational documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Consenting Holder is a party or by which it may be bound, or to which such Consenting Holder or any of the properties or assets of such Consenting Holder may be subject or (ii) violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Consenting Holder or any of its properties or assets except in the case of clauses (i)(2) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to adversely affect such Consenting Holder’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby in accordance with the terms hereof.

(c) No Violation. This Agreement has been duly and validly executed and delivered by such Consenting Holder and, assuming this Agreement constitutes a valid and binding agreement of the Purchaser, constitutes a valid and binding agreement of the such Consenting Holder, enforceable against such Consenting Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies).

(d) Ownership of Notes. Such Consenting Holder (i) is the sole beneficial owner of the principal amount of Notes set forth on Schedule I hereto (as such Schedule I may be amended from time to time in accordance with the terms of Section 5.1) and (ii) has full power and authority to dispose of, exchange, assign, hypothecate and transfer such Notes.

(e) No Assignment; Liens. Such Consenting Holder has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title or interest in any of its Notes. Such Consenting Holder has not granted or suffered to exist any lien, security interest, hypothecation, hypothec or other charge or encumbrance of any kind on any of its Notes other than (i) those existing under the Original First Lien Purchase Agreement pursuant to which the Notes were issued, (ii) those existing under securities laws and (iii) those created by this Agreement.

(f) Finders or Brokers. Such Consenting Holder has not employed any investment banker, broker or finder in connection with the purchase and sale of the Notes who might be entitled to any fee or any commission in connection with the Purchase and Sale.

Section 3.2 Representations and Warranties of the Holder Representative. The Holder Representative represents and warrants to the Purchaser and each Consenting Holder as of the date hereof and the Closing that:

(a) Organization and Corporate Authority. The Holder Representative has been duly organized, is validly existing and in good standing as a national association under the laws of the United States of America. The Holder Representative has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Holder Representative and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Holder Representative’s governing body and no other proceedings on the part of the Holder Representative are necessary to authorize the consummation of the transactions contemplated hereby or thereby.

(b) No Conflict. Neither the execution, delivery and performance by the Holder Representative of this Agreement nor the Escrow Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Holder Representative with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens upon any of the properties or assets of the Holder Representative under any of the terms, conditions or provisions of (1) its organizational documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Holder Representative or any of the properties or assets of the Holder Representative may be subject or (ii) violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Holder Representative or any of its properties or assets except in the case of clauses (i)(2) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to adversely affect the Holder Representative’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby in accordance with the terms hereof.

(c) No Violation. This Agreement has been duly and validly executed and delivered by the Holder Representative and, assuming this Agreement constitutes a valid and binding agreement of each of the other parties hereto, constitutes a valid and binding agreement of the Holder Representative, enforceable against the Holder Representative in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies).

Section 3.3 Representations and Warranties of Purchaser. The Purchaser represents and warrants to each Consenting Holder and to the Holder Representative as of the date hereof and the Closing that:

(a) Organization and Corporate Authority. The Purchaser has been duly organized, is validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser’s board of directors and no other corporate proceedings on the part of the Purchaser are necessary to authorize the consummation of the transactions contemplated hereby.

(b) No Conflict. Neither the execution, delivery and performance by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (1) its organizational documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject or (ii) violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its properties or assets except in the case of clauses (i)(2) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby in accordance with the terms hereof.

(c) No Violation. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming this Agreement constitutes a valid and binding agreement of the other Parties hereto, constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies).

(d) Finders and Brokers. The Purchaser has not employed any investment banker, broker or finder in connection with the purchase and sale of the Notes who might be entitled to any fee or any commission in connection with the Purchase and Sale.

ARTICLE IV

COVENANTS

Section 4.1 Covenants of the Consenting Holders. Subject to the terms hereof and for so long as this Agreement has not been terminated in accordance with its terms, each Consenting Holder agrees (and agrees to cause each of its controlled Affiliates, Subsidiaries, representatives, agents and employees):

(a) not to, nor encourage any other person or entity to, delay, impede, appeal or take any other action, directly or indirectly, to interfere, or that is inconsistent, with the implementation of the Merger on the terms set forth in the Merger Agreement;

(b) not to commence any proceeding or prosecute, join in, or otherwise support any objection to, or oppose or object to the Merger on the terms set forth in the Merger Agreement;

(c) not to encourage, assist, vote for or otherwise support, collude in, or consent to the filing by the Company or any of its subsidiaries of a voluntary petition under The Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), or any other international, federal or state bankruptcy, insolvency or debtor relief law;

(d) not to file or join in or encourage, assist, vote for or otherwise support, collude in, or consent to the filing of an involuntary petition against the Company or any of its Subsidiaries under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law;

(e) not to make or join in or encourage, assist, vote for or otherwise support, collude in, or consent to an application for the appointment of a custodian, receiver, trustee or examiner for the Company or any of its subsidiaries and/or all or any portion of the Company’s or any of its subsidiary’s assets;

(f) not to accept any assignment from the Company or its subsidiaries (on a consolidated or unconsolidated basis) of all or any of its or their assets (and, for the avoidance of doubt, accrual of payment in kind interest under the Notes and any payment or distribution in any proceeding under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law is not an assignment of assets);

(g) (x) prior to (i) with respect to the Company and all of its Subsidiaries, the commencement of any proceeding under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law in which the Company is a debtor or otherwise the subject or (ii) with respect to any of the Company’s Subsidiaries, the commencement of any proceeding under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law in which such Subsidiary is a debtor or otherwise the subject, to forbear from exercising any rights or remedies or taking any enforcement action with respect to such entity, in its capacity as a secured or unsecured creditor or holder of Notes (including, without limitation, pursuant to the Uniform Commercial Code or similar laws of any jurisdiction) or in respect of any defaults or events of default or prospective defaults or events of defaults under the Notes or any related documentation (including, without limitation, any indenture, security agreement, intercreditor agreement, collateral trust agreement or control agreement), and (y) upon or after the commencement of any proceeding under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law in which the Company or a Subsidiary is a debtor or otherwise the subject, to support, and not object to (directly or indirectly) or take any action that is materially inconsistent with or would delay consummation of (i) any plan of reorganization proposed or supported by the Purchaser so long as such plan provides for a pro rata distribution to such Consenting Holder in an amount no less than the amount that they would receive hereunder and provides for the customary release and exculpation of such Consenting Holder by, inter alia, the Company, the Purchaser, the Second Lien Holders, the Third Lien Holders, and all other Consenting Holders; or (ii) a sale of assets or equity or other transaction that provides substantially similar consideration to the Company as the aggregate of the consideration that the First/Second/Third Holders would receive under the First/Second/Third NPAs and the consideration the Stockholders would receive under the Merger Agreement;

(h) not to, directly or indirectly (A) solicit, initiate, encourage, or knowingly facilitate or induce any inquiry with respect to or that could reasonably be expected to lead to the making or submission of any Company Alternative Proposal, (B) participate in any discussions or negotiations (except discussions in which Parent and its Affiliates are participating and which are (i) permitted under the Merger Agreement and (ii) being conducted in accordance with the terms thereof) regarding, or furnish to any person any nonpublic information relating or with respect to, any Company Alternative Proposal, or in response to any inquiries or proposals that could reasonably be expected to lead to any Company Alternative Proposal, (C) engage in discussions or negotiations with any person (except discussions in which Parent and its Affiliates are participating and which are (i) permitted under the Merger Agreement and (ii) being conducted in accordance with the terms thereof) with respect to any Company Alternative Proposal or (D) approve, endorse or recommend any Company Alternative Proposal; and

(i) shall not amend, restate, amend and restate, or waive the Forbearance Agreement, between and among, NextWave Wireless LLC, Nextwave Wireless Inc., and the First/Second/Third Holders, dated as of July 31, 2012; and

(j) except as contemplated herein or in the Merger Agreement, not to enter into any amendment to the Notes or any indenture, security agreement or other agreement ancillary thereto that is adverse to the Purchaser or would otherwise have a material impact on the consummation of the Merger without first receiving prior written consent of the Purchaser.

For the avoidance of doubt, in any proceeding under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law in which the Company or any of its Subsidiaries is a debtor or otherwise the subject, nothing in this Agreement shall preclude any Consenting Holder from exercising any rights or remedies or taking any enforcement action to protect the value of or recovery on its claims in such proceeding, including, without limitation, seeking adequate protection under sections 362, 363, or 364 of the Bankruptcy Code, contesting the Company’s or any of its Subsidiaries’ use of cash collateral in such proceeding, and contesting the Company’s or any of its Subsidiaries’ incurrence of postpetition indebtedness.

Notwithstanding this Section 4.1, nothing in this Agreement shall prevent any Consenting Holder’s designee to the Company’s board of directors from taking or failing to take any action that in his or her capacity as a director of the Company (and, for the avoidance of doubt, not in its capacity as a holder of Notes) he or she is obligated to take.

Section 4.2 Other Transaction Agreements. As of the date hereof, the Purchaser represents and warrants that it has not entered into any Contract with the Company or its Subsidiaries necessary for closing relating to the Merger other than the agreements listed in its letter to the Consenting Holders dated as of the date hereof. The Purchaser agrees that it shall not enter into any amendment to the Merger Agreement that is materially adverse to the Consenting Holders without first receiving prior written consent of the Holder Representative, acting on the instructions of Consenting Holders holding at least two-thirds in principal amount of the Notes; provided, that for the avoidance of doubt, the waiver of a closing condition in the Merger Agreement is not an amendment. For purposes of this Section 4.2, any increase in the per-share Merger Consideration or any amendment that would reasonably be expected to reduce the aggregate consideration to be received by the Consenting Holders in the transactions contemplated by this Agreement and the Merger Agreement shall be deemed to be materially adverse to the Consenting Holders.

Section 4.3 Working Capital Line.

(a) One or more of the Consenting Holders shall provide a working capital line (subject to negotiation and execution of mutually agreeable documentation) of up to $15,000,000 (the “Working Capital Line”), if necessary, to be available to the Company prior to the Closing, which may be pari passu with the First Lien Notes (or senior in priority to the First/Second/Third Notes) and senior to any other debt obligation of the Company, provided that:

(i) the proceeds from disbursements under the Working Capital Line shall be used solely to pay expenses incurred in the ordinary course of operations of the Company or in connection with payments to be made in connection with the Merger;

(ii) interest payable on the Working Capital Line shall not exceed 10% per annum; and

(iii) the documentation governing the Working Capital Line shall (w) require any lenders thereunder to comply with covenants substantially similar to those set forth in Section 4.1, (x) grant the Purchaser the right to acquire, at par plus accrued interest, any loans outstanding under the Working Capital Line, (y) include such other terms as may be reasonably requested by the Purchaser and (z) otherwise be on substantially the same terms as the First Lien Notes.

(b) Each of the Consenting Holders providing the Working Capital Line agrees to work in good faith with the Company to negotiate and enter into any documentation required for the Working Capital Line within 30 days after the date of this Agreement.

ARTICLE V

TRANSFER OF NOTES OR INTERESTS IN NOTES

Section 5.1 Transfer of Notes or Interests in Notes. Each Consenting Holder agrees it shall not, directly or indirectly, sell, pledge, hypothecate or otherwise transfer or dispose of or grant, issue or sell any option, right to acquire, participation or other interest (including the granting or suffering to exist any lien, security interest, hypothecation, hypothec or other charge or encumbrance) (each, a “Transfer”) in any of such Consenting Holder’s Notes; provided, however, that a Consenting Holder (the “Transferor”) may transfer all or any portion of its Notes to (a) any person who is already a party to this Agreement, (b) any person set forth on Schedule II hereto, or (c) any other person consented to by the Purchaser, such consent not to be unreasonably withheld or delayed (it being understood (without limitation) that the Purchaser may reasonably withhold its consent to a Transfer to any person who the Purchaser reasonably believes is not creditworthy for the purposes of funding the Working Capital Line pursuant to Section 4.3, or who is a competitor, who is an actively participating investor in a competitor, or whose investment in the Notes is funded directly or indirectly by a competitor, in each case to the extent such competitor is a competitor of the Purchaser in any material business in which the Purchaser is currently engaged; provided, further, that (i) in the cause of the foregoing clause (c), (x) the Transferor shall have given the Purchaser written notice of the proposed Transfer, including the name of the transferee and any other relevant information, at least five (5) Business Days prior to the Transfer, (y) the Purchaser shall have notified the Transferor in writing of its determination prior to the sixth (6th) Business Day after such notice (it being understood that the Purchaser shall be deemed to have consented to such proposed Transfer if Purchaser does not notify the Transferor of its determination within such period), and (z) that the transferee shall have executed joinder agreements in substantially the form attached as Exhibit B hereto or in a form otherwise acceptable to the Purchaser, and (ii) if the Transferor is transferring all of its Notes, then it shall have granted a release of the Purchaser, effective as of the Closing, in a form reasonably acceptable to the Purchaser and substantially similar to the release to be provided pursuant to Section 7.1. Any Transfer in violation of the foregoing shall be null and void ab initio.

ARTICLE VI

TERMINATION AND SURVIVAL

Section 6.1 Termination or Abandonment. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Purchaser and each Consenting Holder;

(b) by the Purchaser, upon the filing by the Company or any of its Subsidiaries to commence any proceeding under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law in which the Company or any of its Subsidiaries, as the case may be, is a debtor or otherwise the subject; provided that the Purchaser may not terminate this Agreement pursuant to this Section 6.1(b) unless it shall also have terminated the Second Lien Holders NPA and the Third Lien Holders NPA;

(c) by the Purchaser or the Holder Representative, if the Merger Agreement is terminated; or

(d) by the Purchaser or the Holder Representative if the Effective Time (as defined in the Merger Agreement) shall not have occurred on or before February 1, 2014.

In the event of termination of this Agreement prior to the Effective Time, this Agreement shall terminate (except this Section 6.1 and Article VII (Miscellaneous), each of which shall survive such termination); provided, however, that the foregoing termination shall not relieve any Party from any liability to the other Parties to this Agreement resulting from any breach of its obligations, covenants, agreements, and representations or warranties under this Agreement prior to the termination of this Agreement; provided further that in the event of termination of this Agreement on or after the commencement of a bankruptcy or similar proceeding by the Company, the covenants of each Consenting Holder set forth in Section 4.1(g) and (h) shall survive until the earliest of (i) the date that this Agreement is terminated by the Purchaser (without giving effect to a termination by the Holder Representative) and (ii) February 1, 2014.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Release of Claims. As of Closing, each Consenting Holder and the Holder Representative, in each case, for and on behalf of itself and for and on behalf of its Affiliates, hereby voluntarily and knowingly acquits, discharges and fully and forever releases the Purchaser, the Company (including the Surviving Corporation) and their Affiliates, together with each of their respective employees, directors, officers, attorneys, bankers, auditors, agents and representatives from any and all Liabilities to any of them that exist as of the date hereof or that arise in the future from events or occurrences taken place prior to or as of Closing, but excluding any Liabilities arising out of or relating to the obligations of the Purchaser under any of the provisions of this Agreement or the Merger Agreement.

Section 7.2 Specific Performance. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, in addition to any other remedy to which such non-breaching Party may be entitled, at law or in equity.

Section 7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement of the Parties and supersedes all prior negotiations and documents reflecting such prior negotiations between and among the Parties (and their respective advisors), with respect to the subject matter hereof. This Agreement is intended for the benefit of the Parties hereto and no other person shall have any rights hereunder, except that the Parties intend that the Company shall be a third party beneficiary of Sections 4.3 and 7.15 only, entitled to enforce the terms thereof.

Section 7.4 Amendments. Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented without prior written agreement signed by the Purchaser and the Holder Representative acting on the instructions of Consenting Holders holding at least two-thirds in principal amount of the Notes.

Section 7.5 Assignment; Binding Effect. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.

Section 7.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 7.7 Further Assurance. The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

Section 7.8 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE

STATE OF NEW YORK) WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

Section 7.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

Section 7.10 Submission to Jurisdiction. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, County and City of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with relating to such action, proceeding or transactions shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof; provided that it is understood and agreed that the determination of whether the Merger Agreement has been consummated in accordance with its terms shall be governed by, and in all respects interpretations of the Merger Agreement shall be construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 7.11 Counterparts Effectiveness. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

Section 7.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 7.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 7.14 Notices. Any notice, request, instruction or other document required to be given hereunder shall be sufficient if in writing, and sent by confirmed facsimile transmission (provided, that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Purchaser:

AT&T Inc.
208 S. Akard St., Suite 3702
Dallas, Texas 75202
Facsimile:	(214) 746-2103
Attention:	Wayne Watts
Senior Executive Vice President and General Counsel

and a copy to:

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
Facsimile:	(310) 712-8890
Attention:	Eric M. Krautheimer
Andrew G. Dietderich

To Holder Representative:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile:	(612) 217-5651
Attention:	Nicholas Tally
Alecia Anderson

or to such other Person or address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 7.15 No Further Obligations to Consenting Holders. Upon the consummation of the Purchase and Sale at the Closing, (a) all obligations of the Company in respect of the Notes then outstanding shall be owed to Purchaser, (b) the Company shall have no further obligation whatsoever in respect of the Notes owing to the Consenting Holders and (c) the Consenting Holders acknowledge that such obligations, solely with respect to the Consenting Holders, shall have been paid in full.

Section 7.16 Holder Representative. Notwithstanding anything contained herein to the contrary, in no event shall the Holder Representative be required to perform any obligation under this Agreement absent the prior written directions of the Consenting Holders.

[signatures follow on the next page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

AT&T Inc.

By:	/s/ Rick L. Moore
Name:	Rick L. Moore
Title:	SVP-Corporate Department

CONSENTING HOLDERS

AVENUE INVESTMENTS, L.P.
By:	Avenue Partners, LLC, its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:	Avenue Capital Partners IV, LLC, its general partner
	By:	GL Partners IV, LLC, its managing member

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND V, L.P.
By:	Avenue Capital Partners IV, LLC, its general partner
	By:	GL Partners V, LLC, its managing member

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

CONSENTING HOLDERS (cont.)

SOLUS CORE OPPORTUNITIES LP

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ C.J. Lanktree
	Name:	Charles J. Lanktree
	Title:	EVP & PM

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ C.J. Lanktree
	Name:	Charles J. Lanktree
	Title:	EVP & PM

SOLUS RECOVERY FUND LP

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ C.J. Lanktree
	Name:	Charles J. Lanktree
	Title:	EVP & PM

SOLUS RECOVERY FUND OFFSHORE MASTER LP

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ C.J. Lanktree
	Name:	Charles J. Lanktree
	Title:	EVP & PM

HOLDER REPRESENTATIVE

Wilmington Trust, National Association, as Holder Representative

By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Vice President

Exhibit A

MERGER AGREEMENT

[See Exhibit 2.1 to this Current Report on Form 8-K]

Exhibit B

FORM OF JOINDER AGREEMENT

[See Exhibit 99.3 to this Current Report on Form 8-K]

SCHEDULE I

CONSENTING HOLDER AMOUNTS

Avenue Investments, L.P.	$7,670,127.41

Avenue Special Situations Fund IV, L.P.	$97,794,125.06

Avenue Special Situations Fund V, L.P.	$6,391,772.90

Solus Core Opportunities Master Fund Ltd.	$5,055,177.65

Solus Opportunities LP	$2,150,000.00

Solus Recovery Fund LP	$7,783,563.99

Solus Recovery Fund Offshore Master LP	$22,083,541.00

SCHEDULE II

CERTAIN AFFILIATES

Sola Ltd

Solus Investment Co LLC

Solus Investment Co II LLC

Ultra Master Ltd